Exhibit 10.37

Loan Contract
(for company client)

Borrower: Beijing Wowjoint Machinery Co.
Lender: China Minsheng Bank, Beijing Branch
Signing date: Mar. 29, 2011

Terms and Conditions of Loan Contract

Borrower: Beijing Wowjoint Machinery Co.
Organization code: 75961712-9
Business license: 110102006704329
Legal representative/responsible person: Liu Yabin                 Position: Manager
Address: 1108 A Block TIANCHENG MANSION, 2# XINFENG Road DESHENGMENWAI Street, XICHENG Dist. Beijing P.R. China
Zip code: 100088
Telephone: 89579330                                  Fax: 89579553
Contact person: Liu Yabin                           Position: Manager
Account No.: 012101C910000182 (loan drawdown)
Account No.: 0121014180000804 (loan principal and interest repayment)
Opening bank: Weigongcun Sub-Branch, Beijing Branch of China Minsheng Bank

Lender (hereinafter referred to as “ICBC”): China Minsheng Bank, Beijing Branch
Legal representative/responsible person: Wang Jingyi           Position: Manager
Address: No 2 Fuxingmennei Street, Xicheng District, Beijing
Zip code: 100031
Telephone: 58560088                                  Fax: 58560001

In accordance with the Law of the People’s Republic of China on Contract, the following contract conditions and General Terms and Conditions for Loan Contract, the Borrower and the China Minsheng Bank (hereinafter referred to as “both parties”) make this contract on the signing date stated on the cover at the place of domicile of the China Minsheng Bank through cooperative/friendly consultation.

A. Associated contract (fill when appropriate):
This contract is a specific business contract numbered [99012011295886] and signed between the accrediting party the China Minsheng Bank and the accredited party Beijing Wowjoint Machinery Co., under the Comprehensive Credit Contract.

B. Loan amount and period:
B.1 The loan currency under this contract is Renminbi, and the loan amount is (in case of discrepancy of amounts in words and in figures, the amount in words shall prevail, the same below): (in words) five million Yuan only, (in figures): RMB 5,000,000.00 Yuan.
B.2 The period for this loan contract is Mar. 29, 2012;
B.3 The expiry date of loan shall be the date on which the loan period specified in B.2 expires.

C. Contract interest rate (mark √ in □ for an appropriate item and × for an inappropriate item, the same below):
C.1 In case of RMB loan, the contract interest rate shall be determined based on the base interest rate on the withdrawal date ☐ upward [50%] ☐ or 9.09% per annum. The contract interest rate during the loan period shall be adjusted as per month or per quarter
C.2 In case of foreign currency loan, the contract interest rate shall be determined based on the HIBOR (for HK currency) or LIBOR (for other foreign currencies) interest rate (which is the rate on the second working day before the withdrawal date) with a ☐ 1 month ☐ 3 moths ☐ six months period, with increased base point not less than [   BP], for which the value stated in the loan receipt approved by the China Minsheng Bank shall prevail – NOT APPLICABLE
C.3 The above contract interest rate during the loan period shall float as per C.1. hereof.

D. Withdrawal plan:
The withdrawal period is as below, commencing on the signing date; the specific withdrawal plan is as follows:
Can withdraw up to 3 business days prior to expiry date.

E. Purpose of loan:
General corporate purpose, such as working capital, issuance of guarantees, letters of credit, bid and performance bonds, etc.

F. Principal repayment plan:
All principal shall be repaid by the final maturity date, and will be repaid by installment during the loan period as agreed below:
☐ principal to be repaid in lump sum at maturity

G. Interest repayment plan:
All interest shall be repaid as agreed below (can choose one of the options below):
☐ principal to be repaid in lump sum at maturity
☐ principal to be repaid in equal amount as per month, on the 21st day each month
☐ principal to be repaid in equal amount as per quarter, on the 21st day of the last month of each quarter

K. Borrower’s commitments on key financial indexes – NOT APPLICABLE:
(a) The ratio of tangible net assets (paid-up capital stock plus capital accumulation fund) to total liability does not exceed [                             ];
(b) Minimum net assets not less than RMB (in words) [                        ];
(c) Total annual pre-tax profits not less than RMB (in words) [                        ];
(d) The ratio of circulating assets to circulating liabilities (i.e. current ratio) not less than [                      ];
(e) The ratio of profits before tax and interest to interest expenses (interest coverage ratio) not less than [                      ].

M. Guarantee (the guarantee document shall prevail):
☐ Surety guarantee: name of guarantor: Mr. Liu Yabin (personal guarantee)
☐ Pledge guarantee, name of pledgeor:
☐ Security guarantee, name of mortgagor:
☐ Others: see special agreement column hereof or relevant guarantee documents.

N. Costs
N.1 Advance repayment compensation=advance repayment principal X [    %] (annual compensation rate) X advance years.
N.2 The Borrower shall, within  days after signing the contract (and no later than the first withdrawal date), pay to the China Minsheng Bank a loan arrangement fee in the amount of RMB (in words)                                                        .

U. Appendix (loan receipt and the following appendix are part hereof):
Loan application

W. Compulsory enforcement notarization
☐ A notarization agreement, which makes compulsory enforcement hereof effective, shall be made within  days after signing the contract, with notarization handling completed.
☐ No compulsory enforcement notarization is required for this contract.

X. Special agreement:

Y. The Borrower hereby acknowledges that: his attention has been drawn to clauses relating to responsibility or rights limitations, full explanations and descriptions have been made for the contract, and that revision and addition (if any) agreed between both parties have been stated in the special agreement column or supplementary agreement; through full review and discussion with the China Minsheng Bank, the Borrower fully understands and agrees all contents hereof including Terms and Conditions of Loan Contract, General Terms and Conditions and Appendix of Contract, without doubts or objections.

Z. Signing of both parties

Borrower (seal)

Legal representative
Or Authorized representative

General Terms and Conditions for Loan Contract
1. Definitions and explanations
1.1 Unless otherwise expressly noted, the following terms in this contract shall have the following meanings:
This contract: refers to the whole part consisting of all of the following documents: Terms and Conditions of Loan Contract (Clauses A-Z as main contents), General Terms and Conditions of Loan Contract, loan receipt signed by both parties, other appendixes of contract listed in Clause U hereof, and other documents (including, but not limited to, supplementary agreement, commitment letter, etc.) which legally and effectively determine both parties’ rights and obligations under this contract; however, it specially refers to the corresponding clauses of Terms and Conditions of Loan Contract and General Terms and Conditions of Loan Contract when clauses hereof are cited without different description.

Base interest rate: it refers to the legal base interest rate for Renminbi loan of corresponding period issued by the People’s Bank of China (if the legal base interest rate of such period is cancelled, then the base interest rate determined and issued by the China Minsheng Bank shall prevail); base interest rate over the same period refers to the base interest rate determined as per the agreed period as defined in Clause B.2.

LIBOR (HIBOR): it refers to the London (Hongkong) Interbank Offered Rate issued on relevant webpages of authoritative financial telecommunications such as Reuters or Bloomberg at about 11am of London (Hongkong) time on the very day. The data of the previous last day shall prevail if the above interest rate data is not available.

Guarantee documents: they refer to any documents such as guarantee contracts, guarantee clauses and guarantee letter, and commitments signed or agreed by guarantor for setting guarantee.

Laws and regulations: they refer to the laws, administrative regulations and judicial interpretations by the Supreme People’s Court applicable to the mainland of the People’s Republic of China, other than Hongkong, Macao and Taiwan.

Financial rules: they refer to the rules, regulations and instructions given by the bank regulatory bodies, the People’s Bank of China and foreign exchange management department.

Working day: it refers to any day on which commercial banks in the city where the China Minsheng Bank is located provide services for corporate customers, excluding legal festivals and holidays, Saturday and Sunday, but including Saturday and Sunday on which the public shall work as per government’s temporary regulation.

1.2 Any terms having been defined in this contract shall have the same meaning in any document hereunder or made as per this contract, unless otherwise expressly specified in the document.

2. Loan
2.1 See Clause B hereof for the loan currency, amount and loan period under this contract. The specific amount of each loan which actually occurs hereunder shall be the amount stated on the loan receipt, which constitutes part hereof.
2.2 The Borrower may withdraw a loan in the withdrawal period agreed in Clause D hereof, and change of withdrawal plan shall be subject to the consent of the China Minsheng Bank. Any loan amount not withdrawn after expiry of the withdrawal period will be cancelled automatically and may not be withdrawn any more. Whenever the Borrower requests a withdrawal, the China Minsheng Bank shall not be obliged to grant a loan, unless all of the following conditions are met (excluding those which the China Minsheng Bank decides to waive at that time):
(1) The guarantee document specified in Clause M hereof has been made, with handover and registration procedures completed;
(2) The Borrower has completed account opening and other procedures reasonably required by the China Minsheng Bank, and has provided the China Minsheng Bank with documents and relevant certificates reasonably stating its specific capital use and capital flow arrangement, and the China Minsheng Bank has raised no objections after review. When this Contract is a credit contract as stated in Clause A, sufficient available limit shall be reserved for the Borrower hereunder;
(3) No defaults hereunder are performed by the Borrower, and no defaults hereunder are performed by the guarantor;
(4) Laws and regulations, financial rules and national credit policy effective at that time neither impose significant influences on contract performance by one party hereto, nor prohibit or restrict loan granting or withdrawal hereunder.
(5) Other conditions as agreed herein or in laws and regulations and financial rules.

2.3 If the Borrower meets withdrawal conditions, the China Minsheng Bank shall grant a loan in full amount within 3 working days. The loan shall be deemed as having been withdrawn and used by the Borrower once the loan is transferred to the Borrower’s account, and the day shall be the withdrawal day of this loan and the loan interest shall commence from that day as per the contract interest rate. When an RMB loan is withdrawn in several times, the contract interest rate shall be determined for each withdrawal respectively based on the base interest rate over the same period on the very day and the floating range stated in Clause C.1 hereof.

2.4 As the loan hereunder is a loan with floating interest rate, the contract interest rate shall float during the loan period in such a manner: (i) for an RMB loan, the contract interest rate shall be adjusted automatically and calculated in sub-stage in accordance with the base interest rate over the same period applicable at that time and the floating range as stated in C.1 hereof, from corresponding date (first day of each calendar month, first day of each calendar quarter, and Jan. 1 of each year) respectively, in the adjustment frequency (as per month, quarter and year) as agreed in C.1 hereof; (ii) in case of foreign currency loan, the contract interest rate for each interest period (including the first day and excluding the last day) shall be the LIBOR (HIBOR) rate (annual interest rate expressed in percentage) for corresponding currency and period on the second business day of such foreign currency one day prior to the starting day of such interest period, plus the increased base point value (100 BPs as 1%) agreed in C.2 hereof; automatic interest rate adjustment above shall not be deemed as change to the contract. When the contract interest rate is converted from annual interest rate to daily interest rate, Hongkong dollar shall be calculated as per 365 days a year, and Renminbi and other currencies shall be calculated as per 360 days a year.

2.5 The Borrower warrants that this loan will be used for the purpose as stated in Clause E hereof, and warrants that such use purpose will not be in violation of provisions of laws and regulations and financial rules; the Borrower undertakes that it will not use this loan in items or services where use of commercial bank loans is prohibited by laws and regulations or financial rules. The Borrower shall obtain a written consent of the China Minsheng Bank prior to change of use purpose.

2.6 The Borrower shall repay the principal of this loan as agreed in Clause F hereof, and repay loan interest as agreed in Clause G; an interest period shall commence from each interest repayment day (including) to the next interest repayment day (excluding) (the first interest period commences from the withdrawal date and the last interest period ends at maturity of the principal); When each loan principal is repaid, all interests incurred by such principal shall be settled, and all principal, interests and other amounts payable shall be settled on maturity. In case of non-working day, the Borrower shall deposit sufficient amount of money in its account in advance so that the China Minsheng Bank can deduct from its account on the very day or on the sequent first working day after extension. Interest will be calculated as per the contract interest rate during such extension.

2.7 In order to repay relevant the amounts payable in a timely manner, the Borrower shall open and always maintain in the China Minsheng Bank an account as stated hereof (in case of change of account, the changed account shall apply to this contract continually), and shall deposit full amount of money repayable to such account for deduction by the China Minsheng Bank. The Borrower may also directly transfer money to its China Minsheng Bank account for repayment, and shall timely notify the China Minsheng Bank of such service No. for the repayment. The China Minsheng Bank may, at its discretion, deduct any amount payable from any account the Borrower has opened in the China Minsheng Bank Company system, and will notify the Borrower of such deduction in the form of bank account or other forms.

2.8 Unless otherwise there are substantial and sufficient opposite evidences, the bank voucher generated by the China Minsheng Bank shall be effective evidence for loan granting and principal repayment hereunder.

3. Advance repayment and extension
3.1 The Borrower may not repay money during the withdrawal period. If the Borrower requests advance repayment after the withdrawal period, the Borrower shall, 30 days in advance, submit to the China Minsheng Bank an irrevocable written application stating the proposed principal amount for advance repayment and the repayment plan for the remaining loan principal; where the China Minsheng Bank consents in writing after review, the Borrower shall perform advance repayment on the advance repayment date, pay to the China Minsheng Bank advance repayment compensation as specified in Clause N.1 hereof (advance years shall be the quotient obtained by dividing the actual day number from advance repayment date to the agreed maturity date by 365, with two decimals reserved), and settle all interests incurred by advance repaid principal and other amounts overdue. The remaining principal (if any) shall be repaid as per the new repayment plan consented by the China Minsheng Bank (the last repayment date shall still be no later than the last maturity date). Where the Borrower fails to submit or both parties fail to reach a new repayment plan, reverse repayment shall apply (i.e. the advance repaid capital will be used to repay the amount that will be overdue at last); the contract interest rate shall not be adjusted by virtue of advance repayment or as per the period determined in the new repayment plan.

3.2 Where the Borrower requests an extension, the Borrower shall, at least 30 days before the maturity date, submit to the China Minsheng Bank a written extension application stating extension reasons and repayment capital arrangement after such extension. After the China Minsheng Bank consents through review and the Borrower meets the conditions required by the China Minsheng Bank, both parties shall sign an extension agreement, with extension procedures handles as per such agreement. If the China Minsheng Bank does not agree on extension or both parties fail to sign an extension agreement, the Borrower shall still perform repayment as agreed herein.

4. Commitment and guarantee
4.1 Both parties hereby undertake and guarantees to the other party that: (1) The party has the qualification and ability to enter into and perform this contract, and the person who signs this contract on behalf of the party has been fully authorized to enter into this contract; (2) The conclusion and performance of this contract by the party are not in breach of organization documents such as regulation, laws and regulations and financial rules and other law documents it shall observe, and the party has obtained any necessary internal and external authorization, permission and filing so that this contract is legally binding to the party and lawfully enforceable.

4.2 The Borrower undertakes and guarantees to perform the following obligations before performance of this contract is completed:
(1) The Borrower is always a legal entity that is established lawfully and operates continually, and will handle legal procedures such as annual inspection. The borrower shall, prior to conclusion of this contract and application for withdrawal each time, submit to the China Minsheng Bank true and complete information regarding financial and operation conditions of the Borrower and other important information in connection with this contract;

(2) The Borrower shall have sufficient and legal repayment sources that match with the repayment plan, and sufficient repayment capability, and ensure that relevant capital and resources support under the production and operation projects for which loan is used are in place timely and in full amount so that the projects can go on smoothly;

(3) Production and operation comply with laws and regulations, environmental protection requirements, tax regulations set forth in laws and regulations and other provision, and necessary approval and permission documents are obtained timely and lawfully and effectively;

(4) The Borrower accepts and actively coordinates the China Minsheng Bank’s inspection and supervision concerning its financial and operation conditions, and the use of loan hereunder, including, but not limited to: (i) reasonably stating the capital flow of each loan hereunder as required by the China Minsheng Bank, providing relevant repayment voucher and evidence, and proving conformance to this contract; (ii) by the end of April each year, submitting to the China Minsheng Bank complete audited financial statements (including notes) of previous year and audit reports, and submitting, the first month of each quarter, to the China Minsheng Bank copies of financial statements such as balance sheet, profit and loss statement, and cash flow statement (in case of audited half-year or quarterly financial statements, the complete audited statements and audit reports shall be provided);

(5) All application information, financial statements and other information provided to the China Minsheng Bank are true, complete, lawful and effective, without any fraud, significant omission or misleading;

(6) Where the Borrower performs merger, division, reduces registered capital, applies for close of business for rectification/ takeover / disbanding / bankruptcy or items that affect the existence of the applicant or its continual operations, the Borrower shall, at least 30 days in advance, notify the China Minsheng Bank of such item and obtain the Bank’s written consent; if a third party requests or an administrative/judicial organ orders the Borrower to close its business for rectification / takeover / disbanding / bankruptcy, or suspend or cancel its operation license for main operating business or major business, the Borrower shall notify in writing the China Minsheng Bank of such condition as soon as possible (no later than 3 working days) after notification, and take measures timely for remedy;

(7) When the Borrower makes any changes to industrial and commercial registrations, top ten shareholders, directors, financial officer, or contact address, it shall notify the China Minsheng Bank of such item as soon as possible (no later than 5 working days);

(8) Where the Borrower provides any guarantee (or liability responsibility or similar arrangement of guarantee nature) for a third party or reaches with a third party partner / contracting operation, waiver of significant creditor’s rights, acquisition for restructuring, transfer of main business or similar significant transaction that may reduce the Borrower’s repayment capability, the Borrower shall obtain written consent from the China Minsheng Bank in advance, except that the above items will not impose significant adverse influences on the Borrower’s capability to perform this contract and that the total amount or total guarantee amount of the above-mentioned significant transaction does not exceed 30% of total assets of the Borrower and 50% of its net assets;

(9) The Borrower shall notify timely in writing the China Minsheng Bank of any affiliated transaction with a total amount up to or exceeding more than 10% of its net assets (affiliated parties and affiliated transaction shall be identified in accordance with Chinese accounting standards or international accounting standards lawfully applicable to the Borrower), including: affiliating relations of transaction parties, transaction items and property, transaction amount or corresponding proportion, pricing policy (including transactions with no amount or with only symbolistic amount), etc. and the Borrower shall not perform affiliated transaction in which registered capitals are withdrawn, bank capital or credit is obtained through fictitious transaction, liabilities are evaded through asset transfer, or transactions that severely impair its repayment capability or illegal transactions such as money laundering;

(10) The Borrower shall always observe the commitment as stated in Clause K hereof, and will maintain in agreed scope relevant financial indexes (calculated in accordance with Chinese accounting standards or international accounting standards lawfully applicable to the Borrower);

(11) The Borrower will not distribute dividend or bonus to shareholders in any form when the net profit after tax of an accounting year is zero or negative, or the net profit after tax is not sufficient to cover the accumulative losses of previous accounting years, or when the profit before tax is not sufficient to settle next loan principal repayable;

(12) The Borrower shall, no later than the first withdrawal date, provide the China Minsheng Bank with the Guarantee as agreed in Clause M hereof, see guarantee document for details. The Borrower warrants to maintain the pledge rate and mortgage rate thereunder in the range (if any) as agreed thereunder; the Borrower undertakes that it fully understands, agree and accepts the clauses and contents contained in relevant guarantee documents, and warrants that all guarantees submitted to the China Minsheng Bank based on relevant guarantee documents are lawful, effective and lawfully enforceable.

5. Expenses of taxation
The Borrower and the China Minsheng Bank shall bear the stamp tax payable hereunder respectively. The taxes and administrative fees imposed by the government or organs exercising administrative management authority (except those taxes the China Minsheng Bank shall bear lawfully on its own) and notarial fees (if any), and guarantee fees (if any) shall be borne by the Borrower. In addition, the Borrower shall pay to the China Minsheng Bank loan arrangement fee as agreed in Clause N.2 hereof.

6. Default and remedy measures
6.1 The occurrence of any one or more of the following shall constitute default of the Borrower:
(1) The Borrower fails to use the loan as agreed herein, or fails to repay, on schedule and in full amount, the interest, principal or other amounts payable ;
(2) The Borrower fails to (or states expressly or indicates by act that it will not) completely perform any commitment, guarantees, obligations or responsibilities hereunder in an appropriate way;
(3) Any guarantor fails to completely perform any commitment, guarantees, obligations or responsibilities under the guarantee document in an appropriate way, or other default events under the guarantee document occur, or the mortgage / pledge (if any) experiences damage, loss, transfer of ownership, seal up / freezing / seizure or enforcement, or the guarantee document or the guarantee right of the China Minsheng Bank is identified as invalid, cancelled or rescinded without written consent of the China Minsheng Bank;
(4) Any significant credit financing, guarantee, indemnification or other repayment obligation of the Borrower cannot be performed at maturity, or the operating license for the main business or major business is suspended or cancelled, or the Borrower is involved in procedures such as close of business for rectification / takeover / disbanding / declaration of bankruptcy;
(5) The Borrower’s financial or operating conditions experience significant adverse changes, or produce bad credit records, or are involved in disputes or administrative penalty that may impose significant adverse influences on its repayment capability or the performance of this contract, or other conditions occur that may impose severe adverse influences on the creditor’s right or security interest.

6.2 Where the Borrower fails to repay, on schedule and in full amount, any loan principal and interests payable or other amounts payable, additional penalty interest for the unpaid amounts shall be paid as per day at 150% of contract interest rate applicable for the same period (overdue penalty interest rate); where the Borrower uses a loan for a purpose that does not comply with contract provisions or provisions set forth in laws and regulations or financial rules, it shall immediately repay the principal and interest for the above loan used in breach of contract, and additional penalty interest for such loan shall be paid as per day for the breach period at 200% of contract interest rate applicable for the same period (appropriation penalty interest rate); where the loan is used in breach of contract and is also overdue, appropriation penalty interest rate shall apply. Penalty interest as state above does not influence other breach remedy rights of the China Minsheng Bank.

6.3 Should any breach event hereunder occur to the Borrower, the China Minsheng Bank shall have the right to exercise its breach remedy rights as agreed herein or in accordance with provisions set forth in laws and regulations and financial rules, including, but not limited to, requirement for correction of breach, stopping granting loan, payment of penalty interest, exercise of security interest and right of lien according to law, declaration of immediate maturity of whole or part debt hereunder, declared collection, requirement for compensation of loss and payment of all expenses and fees (including, but not limited to, law expenses/arbitration expenses, disposal expenses such as evaluation / appraisal/auction, attorney fee, investigation fee, travel expenses and other reasonable fees) to the China Minsheng Bank incurred in connection with realization of creditor’s right and security right.

6.4 Where the currency of amount collected by the China Minsheng Bank for exercising rights differs from the currency of the amount unpaid by the Borrower, such amount shall be exchanged at the exchange rate issued by the China Minsheng Bank for the currency of amount sold and unpaid and currency of amount purchased and collected, to settle creditor’s right of Bank, and any exchange rate loss and fees for exchange so incurred shall be borne by the Borrower. The Borrower shall be obliged to coordinate in handling exchange procedures.

6.5 The amounts collected by the China Minsheng Bank for exercising rights shall settle its creditor’s rights in the following sequence: (1) expenses and fees for realization of creditor’s rights and security interest, and other fees that the Borrower shall bear, (2) damages, compensation and penalty, (3) penalty interest, (4) loan interest, (5) principal, (6) other amounts payable; however, the China Minsheng Bank may change the said settlement sequence. If the Borrower has many amount payable, the settlement sequence determined by the China Minsheng Bank shall prevail.

6.6 Where one party undergoes force majeure and has provided the other party with evidence issued by authoritative organ within 5 working days after occurrence, corresponding liabilities for breach of contract may be exempted according to laws, however, in order to avoid doubt, both parties hereby conform that corresponding liabilities for breach of contract may be exempted when the Borrower undergoes force majeure, however, the Borrower shall still have the obligation to repay the principal of loan withdrawn, loan interest calculated as per contract interest rate and fees for realization of creditor’s rights and security interest.

7. Governing laws and dispute settlement
7.1 This contract shall be governed by the laws and regulations of the People’s Republic of China; and all disputes hereunder and in connection with this contract shall be settled through friendly consultation. If no agreement is reached, the dispute may be referred to the people’s court of the place where the China Minsheng Bank is located.

7.2 Where the guarantee document contains express written agreement regarding law application and dispute settlement thereunder, such agreement applies. If there is not written agreement, or written agreement is not express, or the agreement is invalidated or cancelled according to laws, the laws and regulations of the People’s Republic of China apply and the disputes may be referred to the people’s court of the place where the China Minsheng Bank is located.

8. Supplementary articles
8.1 This contract is a specific business contract under relationship contract (if any) as stated in Clause A hereof. Items not mentions herein shall be subject to provisions under the relation contract. In case of any discrepancy between the two, this contract shall prevail. Where there are discrepancies between the special agreement in Clause U hereof and other clauses of body hereof, the special agreement shall prevail; the appendixes as listed in Clause U hereof shall constitute part of this contract. Unless otherwise expressly agreed in writing in the body of this contract or appendixes hereof, the body of this contract shall prevail in case of any discrepancy between such appendixes and the body of this contract.

8.2 Where any party sends a notice or document hereunder: (1) in form of personal delivery or entrusted delivery, the delivery date shall be the date on which the notified party or its receipt agent signs for receipt; (ii) in form of express mail service or intracity registered mail (including municipal area and suburb), the delivery date shall be the third day after the mail is sent; (iii) in other mail methods, the delivery date shall be the seventh day after the mail is sent; if there is discrepancy between the delivery date as determined as per provisions above and the actual receiving date or formal signing date of the notified party, the earlier date shall prevail. However, in order to avoid any doubt, both parties hereby confirm that any document which the China Minsheng Bank requires the Borrower to submit personally shall be directly submitted by a designated person to the person authorized by the China Minsheng Bank. Any party who changes its contact way shall notify the other party, otherwise the other party shall still have the right to deem the contact way prior to such change as valid.

8.3 The China Minsheng Bank may provide information regarding this contract to the credit system and information base established through powerful government departments.

8.4 Unless otherwise agreed herein, any party shall be obliged to keep confidential any commercial secrets procured during conclusion and performance of this contract and belonging to the other party, and other undisclosed information the party expressly requires to keep confidential before the above information loses privacy. Without written permit of the other party, such information shall not be publicly disclosed or disclosed to any third party; However, disclosure by one party of such information in accordance with provisions of relevant laws and regulations or as required by powerful organs or the exchange where listing is made, shall not be deemed as default of confidentiality obligation.

8.5 The effect of this contract is independent of guarantee document, relationship contract (if any) and any contract / agreement / commitment, without being influenced by the validity and enforceability of the above documents. Where any clauses or contents hereof are cancelled or identified as being invalid according to laws, the effect of other clauses and contents shall not be influenced and still remain valid. Failure to exercise corresponding remedy rights by the other party in case of default by one party shall not be deemed as waiver of such rights or permit of such default.

8.6 This contract is entered into by and between the Borrower and the China Minsheng Bank on the contract signing date at the place of domicile of the China Minsheng Bank, and shall take effect after it is signed by the legal representative / responsible person / authorized representative and sealed with company seal (or contract seal recognized by a document with company seal). This contract is made in three originals (corresponding number of originals shall be signed if notarization is required or if guarantee registration procedures are handled), with the China Minsheng Bank holding two originals and the Borrower holding one original. Each original has equal legal effect. In case of guarantor, the Borrower shall be responsible for provide a copy of this contract for the guarantor, however, failure to do so by the Borrower will not impose adverse influences on the China Minsheng Bank’s creditor’s rights and security interests.

(No additional contents below)